UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2009

Conexant Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-24923	25-1799439
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4000 MacArthur Boulevard, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-483-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On July 15, 2009, the Company announced that Mr. Christian Scherp and Mr. Sailesh Chittipeddi have been named Co-Presidents of the Company. They will share responsibilities and concentrate on their main areas of expertise. Mr. Scherp will have primary responsibility for worldwide sales, marketing and program management and Mr. Chittipeddi will manage the Company’s global engineering, operations, quality, IT and associated infrastructure-support functions. The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

Christian Scherp, age 44, was appointed president of Conexant in April 2008. From June 2005 to April 2008 he was senior vice president of worldwide sales. From May 2004 to June 2005 he was the vice president and general manager of the wireless/wireline communications group at Infineon Technologies of North America, where he served as vice president of wireline communications products from October 2001 to May 2004.

Sailesh Chittipeddi, age 46, has been executive vice president of Global Operations and chief technical officer since April 2008. From June 2006 to April 2008, he served as senior vice president of global operations. From 2001 to 2006 he served as a director in the global operations organization at Agere Systems, Inc.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 15, 2009, the Company amended its Bylaws to provide for the appointment by the Board of Directors of more than one president and to delineate the responsibilities of the chief financial officer. A copy of the Bylaws is attached to this report as Exhibit 3.2 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)

3.2 Bylaws of the Company, as of July 15, 2009.

99.1 Press Release of the Company, dated July 15, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Conexant Systems, Inc.

July 15, 2009	By:	Mark Peterson

Name: Mark Peterson
Title: Senior Vice President, Chief Legal Officer and Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Bylaws of the Company as of July 15, 2009
99.1	Press Release of the Company dated July 15, 2009